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                                                           FOR IMMEDIATE RELEASE

CONTACT:          Terry Brandt
                  HealthDesk Corporation
                  Chief Technical Officer
                  510-883-2160 ext. 122

                  Yvonne A.T. Milligan-Prince
                  Patient Infosystems
                  Investor Relations Coordinator
                  (716) 242-7241

                HEALTHDESK CORPORATION ANNOUNCES AGREEMENT TO SELL ASSETS TO PATIENT INFOSYSTEMS
                ------------------------------------------------------------

         BERKELEY, Calif. (October 2, 1998) - HealthDesk Corporation (NASDAQ:
HDSK), a consumer healthcare software company, announced today that it had signed a definitive agreement with Patient Infosystems (NASDAQ: PATI) to sell its consumer healthcare business and Internet technology assets for approximately $600,000. This transaction is subject to shareholder approval by the stockholders of HealthDesk Corporation.

         Under the terms of the transaction, Patient Infosystems will acquire substantially all of the assets of the Internet-based products, HealthDesk OnLine and HealthDesk CareTeam Connect. The purchase will include, among other assets, intellectual property, inventory, hardware and software.

         This transaction is consistent with HealthDesk's prior announcements regarding its intent to merge with MC Informatics and sell its current consumer healthcare business and technology.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

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